Exhibit 99.1

Cathay General Bancorp Announces Agreement To Acquire SinoPac Bancorp

LOS ANGELES, July 8, 2016 /PRNewswire/ -- Cathay General Bancorp ("Cathay", NASDAQ: CATY) and Bank SinoPac Co. Ltd. ("Bank SinoPac") today announced that they have signed a Stock Purchase Agreement for Cathay to acquire SinoPac Bancorp, the U.S. subsidiary of Bank SinoPac, for $340 million subject to certain adjustments.

SinoPac Bancorp, through its subsidiary Far East National Bank ("FENB"), operates five branches in Los Angeles, one in Orange County, two in San Francisco, and one in Silicon Valley. As of March 31, 2016, SinoPac Bancorp reported, on a consolidated basis, total assets of $1.3 billion, total loans of $956 million, and total deposits of $964 million.

"We are very excited about this transaction and the additional scale it adds to our franchise in Los Angeles, our home market, as well as Orange County, San Francisco, and Silicon Valley and the opportunity to deploy a portion of our capital to generate strong returns," stated Mr. Dunson K. Cheng, Chairman of the Board, Chief Executive Officer, and President of Cathay. "Cathay Bank and Far East National Bank share similar attributes and business values, and we look forward to servicing customers of Far East National Bank and hope they will enjoy the additional products and services that Cathay Bank has to offer."

"SinoPac and Cathay General Bancorp have worked closely together and in good faith to complete this transaction. We are pleased with the effort both sides have put into this process. We believe this transaction is mutually beneficial for both groups and we look forward to working with Cathay to provide valuable services to our customers in the future," stated Mr. Michael Chang, President of Bank SinoPac.

Under the terms of the Stock Purchase Agreement the purchase price will be subject to an adjustment based on the net gain from the sale of certain real estate owned by FENB. The aggregate consideration mix paid to Bank SinoPac will be at least 90% cash, with Cathay having the option to pay up to 10% in Cathay common stock. $100 million of the purchase price will be held back and released based on the timing of the subsequent merger of FENB and Cathay Bank and 10% of the purchase price will be held back and released over a period of three years.

The exchange ratio for determining the number of shares of Cathay common stock deliverable to Bank SinoPac will float based on the volume weighted average closing price of Cathay's common stock for the 20 full trading days ending on the third business day immediately preceding the closing date.

The transaction is expected to be completed during the first half of 2017. The transaction is subject to regulatory approvals and other customary closing conditions.

The transaction is not expected to result in the creation of any additional goodwill and is expected to be approximately 4-5% accretive to Cathay's GAAP earnings per share, excluding any one-time transaction costs and restructuring charges.

RBC Capital Markets served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal counsel to Cathay. Morgan Stanley served as financial advisor and Lee and Li Attorneys-at-Law and Davis Polk & Wardwell, LLP served as legal counsel to Bank SinoPac.

An investor presentation related to this transaction is available at Cathay's website, www.cathaygeneralbancorp.com. Cathay General Bancorp will host a conference call this morning to discuss the transaction. The call will begin at 8:00 a.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-855-761-3186 and enter Conference ID 46677247. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 33 branches in California, 12 branches in New York State, three in the Chicago, Illinois area, three in Washington State, two in Texas, one in Maryland, one in Massachusetts, one in Nevada, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at www.cathaybank.com. Cathay General Bancorp's website is found at www.cathaygeneralbancorp.com.

ABOUT BANK SINOPAC CO. LTD.

Bank SinoPac (a member of SinoPac Holdings) is a Taiwan-based bank holding company founded in 1992. It has total assets of $50 billion and serves more than 2.5 million customers throughout Asia and North America from over 200 service locations. Bank SinoPac acquired Far East National Bank in 1997, and subsequently formed SinoPac Bancorp, a U.S. bank holding company. Founded in 1974, Far East National Bank (FENB) was the first federally chartered bank in the United States founded by the Asian-American. Headquartered in Los Angeles, FENB has over 170 employees and total assets exceeding $1.3 billion. FENB offers both corporate and individual banking services through its 9 branches located in Los Angeles, Orange County, Silicon Valley, and San Francisco, along with an overseas representative office in Beijing. FENB offers a wide spectrum of financial services, including commercial real estate lending, corporate banking, investments, treasury and foreign exchange, and other consumer businesses.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

This press release contains certain forward-looking information about Cathay, SinoPac Bancorp and FENB, and the combined companies after the closing of the acquisition of SinoPac Bancorp and the merger of Cathay Bank and FENB that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future" or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other "forward-looking" information about Cathay, SinoPac Bancorp and FENB and the combined companies. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Cathay, Bank SinoPac, SinoPac Bancorp and FENB, and the combined companies. Forward-looking statements speak only as of the date this press release is made and we assume no duty to update such statements. In addition to factors previously disclosed in reports filed by Cathay with the SEC, risks and uncertainties for each company and the combined companies include, but are not limited to: the possibility that any of the anticipated benefits of the proposed acquisition will not be realized or will not be realized within the expected time period; the failure to satisfy conditions to completion of the proposed acquisition or merger of Cathay Bank and FENB, including receipt of required regulatory approvals; the failure of the proposed acquisition or merger of Cathay Bank and FENB to be completed for any other reason; the inability to complete the proposed acquisition or merger of Cathay Bank and FENB in a timely manner; the risk that integration of SinoPac Bancorp's and FENB's operations with those of Cathay and Cathay Bank will be materially delayed or will be more costly or difficult than expected; diversion of management's attention from ongoing business operations and opportunities; the challenges of integrating and retaining key employees; the effect of the announcement of the proposed acquisition on Cathay's, SinoPac Bancorp's or FENB's, or the combined companies', respective customer relationships and operating results; the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.

CONTACT: Cathay General Bancorp, Mr. Heng W. Chen, Chief Financial Officer, (626) 279-3652, 777 N. Broadway, Los Angeles, CA 90012, or Bank SinoPac Co. Ltd., Mr. Alton Wang, President of FENB, (213) 687-1268, 977 N. Broadway, Suite 500, Los Angeles, CA 90012